ARTICLES OF AMENDMENT TO
                               AUGUST PROJECT II CORP.

    THE UNDERSIGNED, being the sole director and president of August Project II
     Corp., does hereby amend its Articles of Incorporation as follows:

                                   ARTICLE I NAME

   1.       The name of this corporation shall be TrafficEngine.com. Inc.


  I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on June 13, 2000 and that the number of votes cast was sufficient for approval.


  IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on June 13, 2000.


/s/ Eric P. Littman
-------------------
Eric P. Littman, President and Sole Director



  The foregoing instrument was acknowledged before me on June 13, 2000 by Eric
  P. Liftman, who is personally known to me.
                                                        /s/ Jennifer Barrueta
                                                        ---------------------
                                                             Notary Public.
               My commission expires:
               Jennifer Barrueta
               Commission CCS83378
               Expires  December 07, 2003